Exhibit 99.1

SolarEdge Announces First Quarter 2017 Financial Results

FREMONT, Calif. — May 9, 2017. SolarEdge Technologies, Inc. (Nasdaq: SEDG), a global leader in PV inverters, power optimizers, and module-level monitoring services, today announced its financial results for the first quarter 2017 ended March 31, 2017.

First Quarter 2017 Highlights

•	Revenues for the quarter of $115.1 million

•	GAAP gross margin for the quarter of 33.6%

•	GAAP operating income for the quarter of $12.0 million

•	GAAP net income for the quarter of $14.2 million

•	Non-GAAP net income for the quarter of $16.5 million

•	GAAP net diluted earnings per share for the quarter of $0.32

•	Non-GAAP net diluted earnings per share for the quarter of $0.36

•	455 Megawatts (AC) of inverters shipped for the quarter

“In a quarter where the PV market is exhibiting decline in the United States, we have increased our revenues, profitability and cash flow generation quarter over quarter. Much of this is attributed to increased sales in Europe and our growing worldwide geographic spread,” said Guy Sella, Founder, Chairman and CEO of SolarEdge. “We are confident that with our financial strength, cash balance and substantial R&D capabilities, we are well positioned to continue to increase revenues in existing markets and new markets as we see fit.”

Quarter Ended March 31, 2017 Summary

The Company reported revenues of $115.1 million, up 3% from the prior quarter.

GAAP gross margin reached 33.6%, down from 35.0% in the prior quarter and up from 32.5% year over year.

GAAP operating expenses were $26.7 million, an increase of 12% from the prior quarter and 27% year over year.

GAAP operating income was $12.0 million, down from $15.1 million in the prior quarter and from $19.7 million year over year.

GAAP net income was $14.2 million, up from $9.8 million in the prior quarter and down from $20.8 million year over year.

Non-GAAP net income was $16.5 million, up from $14.7 million in the prior quarter and down from $23.3 million year over year.

GAAP net diluted earnings per shares (“EPS”) was $0.32, up from $0.22 in the prior quarter and down from $0.47 year over year.

Non-GAAP net diluted EPS was $0.36, up from $0.32 in the prior quarter and down from $0.51 year over year.

As of March 31, 2017, cash, cash equivalents, restricted cash and marketable securities totaled $247.6 million, compared to $224.3 million on December 31, 2016.

Outlook for the Quarter Ending June 30, 2017

The Company also provides guidance for the quarter ending June 30, 2017 as follows:

•	Revenues to be within the range of $120 million to $130 million;
•	Gross margins to be within the range of 32% to 34%.

Conference Call

The Company will host a conference call to discuss these results at 4:30 P.M. EDT on Tuesday, May 9, 2017. The call will be available, live, to interested parties by dialing 877-857-6173. For international callers, please dial +1 719-325-4802. The Conference ID number is 5892673.  A live webcast will also be available in the Investors Relations section of the Company’s website at: http://investors.solaredge.com

A replay of the webcast will be available in the Investor Relations section of the Company’s web site approximately two hours after the conclusion of the call and will remain available for approximately 30 calendar days.

About SolarEdge

SolarEdge provides an intelligent inverter solution that has changed the way power is harvested and managed in solar photovoltaic systems. The SolarEdge DC optimized inverter system maximizes power generation at the individual PV module-level while lowering the cost of energy produced by the solar PV system. The SolarEdge system consists of power optimizers, inverters, storage solutions and a cloud-based monitoring platform and addresses a broad range of solar market segments, from residential solar installations to commercial and small utility-scale solar installations. SolarEdge is online at http://www.solaredge.com

Use of Non-GAAP Financial Measures

The Company has presented certain non-GAAP financial measures in this release. Generally, a non-GAAP financial measure is a numerical measure of a company's performance, financial position, or cash flows that either exclude or include amounts that are not normally excluded or included in the most directly comparable measure calculated and presented in accordance with generally accepted accounting principles in the United States, or GAAP. Reconciliation of each non-GAAP financial measure to the most directly comparable GAAP financial measure can be found in the accompanying tables to this release. These non-GAAP financial measures do not reflect a comprehensive system of accounting, differ from GAAP measures with the same captions and may differ from non-GAAP financial measures with the same or similar captions that are used by other companies. As such, these non-GAAP measures should be considered as a supplement to, and not as a substitute for, or superior to, financial measures calculated in accordance with GAAP.

The Company uses these non-GAAP financial measures to analyze its operating performance and future prospects, develop internal budgets and financial goals, and to facilitate period-to-period comparisons. The Company believes that these non-GAAP financial measures reflect an additional way of viewing aspects of its operations that, when viewed with its GAAP results, provide a more complete understanding of factors and trends affecting its business.

Safe Harbor Statement under the Private Securities Litigation Reform Act of 1995

This release contains forward looking statements which are made pursuant to the safe harbor provisions of the Private Securities Litigation Reform Act of 1995.  These forward-looking statements include information, among other things, concerning: our possible or assumed future results of operations; future demands for solar energy solutions; business strategies; technology developments; financing and investment plans; dividend policy; competitive position; industry and regulatory environment; general economic conditions; potential growth opportunities; and the effects of competition. These forward-looking statements are often characterized by the use of words such as “anticipate,” “believe,” “could,” “seek,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “predict,” “project,” “should,” “will,” “would” or similar expressions and the negative or plural of those terms and other like terminology.

Forward-looking statements are only predictions based on our current expectations and our projections about future events.  These forward-looking statements involve known and unknown risks, uncertainties and other factors that may cause our actual results, levels of activity, performance or achievements to be materially different from those expressed or implied by the forward-looking statements. Given these factors, you should not place undue reliance on these forward-looking statements.  These factors include, but are not limited to, the matters discussed in the section entitled “Risk Factors” of our Registration Statement on Form S-1 (including the related prospectus), Annual Report on Form 10-KT for the year ended December 31, 2016, filed on February 21, 2017, Current Reports on Form 8-K and other reports filed with the SEC. All information set forth in this release is as of May 9, 2017.  The Company undertakes no duty or obligation to update any forward-looking statements contained in this release as a result of new information, future events or changes in its expectations.

Investor Contacts
SolarEdge Technologies, Inc.
Ronen Faier, Chief Financial Officer
+1 510-498-3263
investors@solaredge.com

Sapphire Investor Relations, LLC
Erica Mannion or Michael Funari
+1 617-542-6180
investors@solaredge.com

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except per share data)

	Three months ended March 31,
	2017	2016
	Unaudited

Revenues	$115,054	$125,205
Cost of revenues	76,378	84,471

Gross profit	38,676	40,734

Operating expenses:

Research and development, net	11,458	8,709
Sales and marketing	10,775	8,826
General and administrative	4,439	3,460

Total operating expenses	26,672	20,995

Operating income	12,004	19,739

Financial income, net	1,410	2,029

Income before taxes on income	13,414	21,768

Tax benefit (taxes on income)	761	(969)

Net income	$14,175	$20,799

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31,	December 31,
	2017	2016
	Unaudited
ASSETS

CURRENT ASSETS:
Cash and cash equivalents	$119,933	$104,683
Restricted cash	991	897
Marketable Securities	81,800	74,465
Trade receivables, net	79,268	71,041
Prepaid expenses and other accounts receivable	26,561	21,347
Inventories	60,913	67,363

Total current assets	369,466	339,796

LONG-TERM ASSETS:
Marketable securities	44,893	44,262
Property, equipment and intangible assets, net	37,933	37,381
Prepaid expenses and lease deposits	594	489
Deferred tax assets, net	4,084	2,815

Total long term assets	87,504	84,947

Total assets	$456,970	$424,743

LIABILITIES AND STOCKHOLDERS' EQUITY

CURRENT LIABILITIES:
Trade payables, net	$43,740	$34,001
Employees and payroll accruals	11,767	13,018
Warranty obligations	12,895	13,616
Deferred revenues	1,025	1,202
Accrued expenses and other accounts payable	9,189	8,648

Total current liabilities	78,616	70,485

LONG-TERM LIABILITIES:
Warranty obligations	48,230	44,759
Deferred revenues	20,902	18,660
Lease incentive obligation	1,987	2,061

Total long-term liabilities	71,119	65,480

COMMITMENTS AND CONTINGENT LIABILITIES

STOCKHOLDERS’ EQUITY:

Common stock	4	4
Additional paid-in capital	311,081	307,098
Accumulated other comprehensive loss	(25)	(324)
Accumulated deficit	(3,825)	(18,000)

Total stockholders’ equity	307,235	288,778

Total liabilities and stockholders’ equity	$456,970	$424,743

SOLAREDGE TECHNOLOGIES INC.
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
(In thousands)

	Three months ended March 31,
	2017	2016
	Unaudited
Cash flows provided by operating activities:
Net income	$14,175	$20,799
Adjustments to reconcile net income to net cash provided by (used in) operating activities:
Depreciation and Amortization of property, equipment and intangible assets	1,520	993
Amortization of premiums on available-for-sale marketable securities	383	174
Stock-based compensation	3,612	2,632
Deferred tax assets, net	(1,333)	(100)
Realized losses on Cash Flow Hedges	-	2

Changes in assets and liabilities:
Inventories	6,453	2,006
Prepaid expenses and other accounts receivable	(4,583)	6,682
Trade receivables, net	(8,070)	(9,413)
Trade payables	9,734	(16,853)
Employees and payroll accruals	(1,272)	(556)
Warranty obligations	2,750	5,765
Deferred revenues	2,060	2,496
Accrued expenses and other accounts payable	311	770
Lease incentive obligation	(74)	(55)

Net cash provided by operating activities	25,666	15,342

Cash flows used in investing activities:
Purchase of property and equipment	(1,872)	(5,909)
Decrease (increase) in restricted cash	(94)	2,473
Increase in short and long-term lease deposits	(66)	(14)
Investment in available-for-sale marketable securities	(24,070)	(36,023)
Maturities of available-for-sale marketable securities	15,665	1,000

Net cash used in investing activities	(10,437)	(38,473)

Cash flows from financing activities:
Proceeds from issuance of shares upon exercise of options	371	1,167

Net cash provided by financing activities	371	1,167

Increase (decrease) in cash and cash equivalents	15,600	(21,964)
Cash and cash equivalents at the beginning of the period	104,683	106,150
Effect of exchange rate differences on cash and cash equivalents	(350)	(116)

Cash and cash equivalents at the end of the period	119,933	84,070

SOLAREDGE TECHNOLOGIES INC.
RECONCILIATION OF NON-GAAP FINANCIAL MEASURES
(In thousands, except gross profit and per share data)
(Audited)

	Reconciliation of GAAP to Non-GAAP Gross Profit
	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016

Gross profit (GAAP)	38,676	39,025	40,734
Stock-based compensation	493	486	246
Gross profit (Non-GAAP)	39,169	39,511	40,980

	Reconciliation of GAAP to Non-GAAP Gross Margin
	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Gross margin (GAAP)	33.6%	35.0%	32.5%
Stock-based compensation	0.4%	0.4%	0.2%
Gross margin (Non-GAAP)	34.0%	35.4%	32.7%

	Reconciliation of GAAP to Non-GAAP Operating expenses
	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Operating expenses (GAAP)	26,672	23,878	20,995
Stock-based compensation R&D	1,205	1,134	724
Stock-based compensation S&M	1,030	1,003	842
Stock-based compensation G&A	884	877	819
Operating expenses (Non-GAAP)	23,553	20,864	18,610

	Reconciliation of GAAP to Non-GAAP Operating income
	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Operating income (GAAP)	12,004	15,147	19,739
Stock-based compensation	3,612	3,500	2,631
Operating income (Non-GAAP)	15,616	18,647	22,370

	Reconciliation of GAAP to Non-GAAP Tax on income (Tax benefit)
	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Tax on income (Tax benefit) (GAAP)	(761)	2,203	969
Deferred tax asset (realized)	1,332	(1,473)	100
Tax on income (Tax benefit) (Non-GAAP)	571	730	1,069

	Reconciliation of GAAP to Non-GAAP Net income
	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net income (GAAP)	14,175	9,765	20,799
Stock-based compensation	3,612	3,500	2,631
Deferred tax realized (asset)	(1,332)	1,473	(100)
Net income (Non-GAAP)	16,455	14,738	23,330

	Reconciliation of GAAP to Non-GAAP Net basic EPS
	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net basic earnings per share (GAAP)	0.34	0.24	0.52
Stock-based compensation	0.09	0.08	0.06
Deferred tax realized (asset)	(0.03)	0.04	----
Net basic earnings per share (Non-GAAP)	0.40	0.36	0.58

	Reconciliation of GAAP to Non-GAAP Net diluted EPS
	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Net diluted earnings per share (GAAP)	0.32	0.22	0.47
Stock-based compensation	0.06	0.07	0.04
Deferred tax realized (asset)	(0.02)	0.03	----
Net diluted earnings per share (Non-GAAP)	0.36	0.32	0.51

	Reconciliation of GAAP to Non-GAAP No. of shares used in Net diluted EPS
	Three months ended
	March 31, 2017	December 31, 2016	March 31, 2016
Number of shares used in computing net diluted earnings per share (GAAP)	43,837,505	43,683,458	44,577,901
Stock-based compensation	2,490,662	2,399,308	1,071,876
Number of shares used in computing net diluted earnings per share (Non-GAAP)	46,328,167	46,082,766	45,649,777